Exhibit 99

Form 4 Joint Filer Information

Date of Event Requiring Statement:	December 28, 2010
Issuer Name and Ticker Symbol	China Medicine Corporation, CHME
Designated Filer:	OEP CHME Holdings, LLC
Other Joint Filers:	One Equity Partners III, L.P.

320 Park Avenue, 18th Floor
New York, NY 10022

OEP General Partner III, L.P.
320 Park Avenue, 18th Floor
New York, NY 10022

OEP Parent LLC
320 Park Avenue, 18th Floor
New York, NY 10022

Signatures of Other Joint Filers:	ONE EQUITY PARTNERS III, L.P.

By: OEP General Partner III, L.P.,
its General Partner

By: OEP Parent LLC,
its General Partner

By: /s/ Bradley J. Coppens
Name: Bradley J. Coppens
Title: Managing Director

OEP GENERAL PARTNER III, L.P.

By: OEP Parent LLC,
its General Partner

By: /s/ Bradley J. Coppens
Name: Bradley J. Coppens
Title: Managing Director

OEP PARENT LLC

By: /s/ Bradley J. Coppens
Name: Bradley J. Coppens
Title: Managing Director